ECHIBIT 99.1


Gasco
-----
Energy

For Release at 8:00 AM EST on Monday, March 29, 2004

             GASCO ANNOUNCES 2003 FINANCIAL AND OPERATIONAL RESULTS
                              AND YEAR-END RESERVES

DENVER- (PRNewswire) - March 29, 2004 - Gasco Energy (OTCBB: GASE) today announced financial and operational results for the year ended December 31, 2003. Selected financial data for 2003 includes total revenues of $1,275,430, up 430% from 2002's total revenues of $240,648. Higher revenues are attributed to greater oil and gas production and higher average prices received from sales of oil and gas. The net loss for 2003 was $2.5 million, or $0.07 per basic and diluted share, as compared to 2002's net loss of $5.6 million, or $0.16 per basic and diluted share. The lower net loss for 2003 is attributed to increased revenues and a reduction in general and administrative (G&A) expense. G&A for 2003 was $2.8 million, as compared to $5.1 million in 2002. Lower G&A expense is attributed to a reduction in both management salaries and general overhead.

Working capital at year end was $1.2 million versus negative working capital at year-end 2002 of $2.9 million. Total assets grew to $33 million, up from year-end 2002's total assets of $27.5 million.

Operations
Stronger operating results in 2003 are primarily attributable to higher commodity prices and markedly higher oil and gas production. The average price per thousand cubic feet (Mcf) received in 2003 was $4.69 compared to $2.47 in 2002. Gasco's annual equivalent production in 2003 was 269 million cubic feet equivalent (MMcfe), a robust increase over 2002's 66 MMcfe. Natural gas accounted for 96% of 2003's equivalent production. The Company drilled no new wells during 2003, but performed completion work on various well bores that boosted production during the year.

Proved Reserves
Preliminary estimated 2003 year-end, proved reserves were approximately 14.2 billion cubic feet equivalent (Bcfe) as compared to approximately 21.4 Bcfe at year-end 2002. The reduction in proved reserve estimates is primarily attributed to revisions of previous estimates due to a failed recompletion on a well in the fourth quarter which resulted in a reduction of reserves attributed to the proved developed location and the loss of the surrounding proved undeveloped locations. Gasco's reserve mix is 96% natural gas and 4% liquid hydrocarbons, with approximately 22% of total reserves designated as proved developed. At year-end 2002, approximately 28% of reserves were proved developed.

Gasco's estimated, pre-tax future net cash flows discounted at 10% (commonly known as the Securities and Exchange Commission PV-10 figure) for proved reserves at year-end was $16.2 million, versus $12.3 million at year-end 2002. The 2003 PV-10 calculation used net year-end commodity prices of $5.89 per Mcf of natural gas and $29.69 per barrel of crude oil. The 2002 PV-10 calculation used net year-end commodity prices of $3.39 Mcf of gas and $29.60 per barrel of crude oil.

Reserves for 2003 were estimated by Netherland, Sewell & Associates, an independent third-party engineering firm and conform to the definition as set forth in the SEC Regulation S-X Part 210.4-10 (a) as clarified by subsequent Commission Staff Accounting bulletins. The proved reserves are also in accordance with Financial Accounting Standards Board Statement No. 69 requirements. Reserves for 2002 were estimated by James R. Stell, independent petroleum engineer in accordance with all necessary financial requirements.

February 2004 Equity Financing
Subsequent to December 31, 2003, Gasco completed the sale through a private placement of 14,333,334 shares of its common stock to a group of accredited investors at a price of $1.50 per share. Proceeds to the Company, net of fees and estimated expenses were approximately $20,072,000. The financing improved


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Gasco's  financial  situation  with regard to working  capital and cash and cash equivalents available for operations. The Company intends to use the funds from this transaction and its cash on hand to fund the following projects:

     - Complete the recently announced acquisition of additional interests in six producing wells, 13,062 net acres and certain other assets located in the Uinta Basin in Utah for approximately $3,175,000.
     - 2004 CAPEX budget of $13 million for the drilling, completion and pipeline connection of wells in the Riverbend Project area.
     -    General corporate purposes.

Management's View
Commenting on 2003's results and prospects for future growth, Gasco CEO, Mark Erickson said: "Gasco is pleased to announce the preliminary use of proceeds from our recent offering. We are excited to ramp up drilling on our Riverbend exploitation project and look forward to our continued partnership with the service parties involved in the Joint Value Enhancement Agreement that we signed in January 2004. Our financial and operational results for 2003 are indicative of a company in transition from early stage acreage aggregator to field-wide exploitation operator. While our oil and gas activity was insignificant, we were able to accomplish production growth and revenue growth while making a concerted effort to control our overhead and other expenses. Gasco enters 2004 a lean company that is well funded and motivated to improve in every financial and operating category. This is the year that we expect to begin setting benchmarks in reserves, production and cash flow, among other metrics, by which investors might judge our performance going forward."

                    [Financial and Operational Tables Follow]



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



                                                         GASCO ENERGY, INC.
                                                    CONSOLIDATED BALANCE SHEETS
                                                                                                           December 31,
                                                                                                         2003               2002
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                                                           $3,081,109          $2,089,062
  Restricted cash                                                                                        250,000             250,000
  Prepaid expenses and other assets                                                                      555,786             198,491
  Accounts receivable                                                                                    499,363              96,144
                                                                                                       ---------           ---------
          Total                                                                                        4,386,258           2,633,697
                                                                                                       ---------           ---------
PROPERTY, PLANT AND EQUIPMENT, at cost
  Oil and gas properties (full cost method)
    Proved mineral interests                                                                          16,386,252          10,283,488
    Well in progress                                                                                           -           1,138,571
    Unproved mineral interests                                                                        13,212,039          13,984,536
  Furniture, fixtures and other                                                                          166,051             162,787
                                                                                                      ----------          ----------
           Total                                                                                      29,764,342          25,569,382
  Less accumulated depreciation, depletion, amortization and property impairment                     (1,232,634)           (697,578)
                                                                                                     -----------         -----------
           Total                                                                                      28,531,708          24,871,804
                                                                                                     -----------         -----------
OTHER ASSET
   Deferred financing costs                                                                              141,213                   -
                                                                                                    ------------         -----------
TOTAL ASSETS                                                                                        $ 33,059,179        $ 27,505,501
                                                                                                    ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                                                   $ 2,260,492         $ 1,910,974
  Accrued expenses                                                                                       933,520           2,180,262
  Note payable                                                                                                 -           1,400,000
                                                                                                      -----------          ---------
           Total                                                                                       3,194,012           5,491,236
                                                                                                      ----------           ---------
NONCURRENT LIABILITIES
   8% Convertible Debentures, net of unamortized discount $159,722                                     2,340,278                   -
    Asset retirement obligation                                                                          142,806                   -
                                                                                                      ----------          ----------
        Total                                                                                          2,483,084                   -
                                                                                                      ----------          ----------

STOCKHOLDERS' EQUITY
  Series B Convertible Preferred stock - $.001 par value; 20,000 shares
    authorized; 11,734 shares issued and outstanding in 2003                                                  12                   -
  Common stock - $.0001 par value; 100,000,000 shares authorized;
    45,675,936 shares issued and 45,602,236 shares outstanding in 2003; and
    40,362,500 shares issued and 40,288,800 shares outstanding in 2002                                     4,568               4,036
  Additional paid in capital                                                                          52,979,325          44,958,593
  Deferred compensation                                                                                (179,766)            (52,833)
  Accumulated deficit                                                                               (25,291,761)        (22,765,236)
  Less cost of treasury stock of 73,700 common shares                                                  (130,295)           (130,295)
                                                                                                     -----------          ----------
           Total                                                                                      27,382,083          22,014,265
                                                                                                     -----------          ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                          $ 33,059,179        $ 27,505,501
                                                                                                    ============        ============






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>





                                                         GASCO ENERGY, INC.
                                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                                            (Unaudited)


                                                                                           For the Year Ended December 31,
                                                                                  -------------------------------------------------
                                                                                           2003              2002              2001
REVENUES
  Gas                                                                                $  1,206,741         $ 164,508        $  36,850
  Oil                                                                                      56,702                 -                -
  Interest                                                                                 11,987            76,140          193,352
                                                                                        ---------           -------          -------
          Total                                                                         1,275,430           240,648          230,202
                                                                                        ---------           -------          -------
OPERATING EXPENSES
  General and administrative                                                            2,819,675         5,080,287        4,326,065
  Lease operating                                                                         337,278           119,809           12,679
  Depletion, depreciation, amortization and asset retirement
    liability accretion                                                                   552,923           149,109            5,760
  Impairment                                                                                    -           541,125                -
  Interest                                                                                 82,392                 -           67,363
                                                                                        ---------         ----------       ---------
           Total                                                                        3,792,268         5,890,330        4,411,867
                                                                                        ---------         ---------        ---------
OTHER INCOME                                                                                    -                 -           52,206
                                                                                        ----------        ---------        ---------
LOSS BEFORE CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING PRINCIPLE                                                      (2,516,838)       (5,649,682)      (4,129,459)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE                                                                               (9,687)                -                 -
                                                                                      -----------       -----------       ----------
NET LOSS                                                                              (2,526,525)       (5,649,682)      (4,129,459)

Preferred stock dividends                                                               (304,172)                -                 -
Preferred stock deemed distribution                                                            -                 -        11,400,000
                                                                                      ------------      ------------     -----------

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                                        $ (2,830,697)     $(5,649,682)    $ (15,529,459)
                                                                                    =============     =============   ==============

PER COMMON SHARE DATA - BASIC AND DILUTED:
Loss before cumulative effect of change in accounting principle                         $  (0.07)         $  (0.16)        $  (0.63)
Cumulative effect of change in accounting principle                                            -                 -                -
                                                                                        ----------         ---------       ---------

NET LOSS PER COMMON SHARE - BASIC AND DILUTED                                           $  (0.07)         $  (0.16)        $  (0.63)
                                                                                        =========         =========        =========
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING - BASIC AND DILUTED                                                      41,262,778        36,439,074       24,835,144
                                                                                       ==========        ==========       ==========


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




                               GASCO ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                                                       For the Years Ended December 31,
                                                               -------------------------------------------------------
                                                                  2003                   2002                  2001
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                       $(2,526,525)       $(5,649,682)        $ (4,129,459)
  Adjustment to reconcile net loss to net cash used
   in operating activities
     Depreciation, depletion and impairment expense                   541,128            690,234                5,760
     Accretion of asset retirement obligation                          11,795                  -                    -
     Amortization of deferred compensation                             94,317            208,542              423,594
     Amortization of beneficial conversion feature                      6,945                  -                    -
     Amortization of offering costs                                     7,758                  -                    -
     Cumulative effect of change in accounting principle                9,687                  -                    -
     Changes in operating assets and liabilities:
         Prepaid expenses                                           (320,059)           (74,139)            (121,171)
         Accounts receivable                                        (403,219)           (63,397)              132,494
         Accounts payable                                             349,518          1,362,121             (51,872)
         Accrued expenses                                              36,741          2,136,015                    -
                                                                  -----------        -----------          -----------
                  Net cash used in operating activities           (2,191,914)        (1,390,306)          (3,740,654)
                                                                  -----------        -----------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash paid for furniture, fixtures and other                         (3,264)          (103,342)             (49,876)
  Cash paid for development and exploration                       (5,283,426)       (14,437,855)          (7,395,867)
  Cash received upon recapitalization and merger                           -                  -               265,029
                                                                  -----------       ------------          -----------
                 Net cash used in investing activities            (5,286,690)       (14,541,197)          (7,180,714)
                                                                  -----------       ------------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Cash designated as restricted                                     (250,000)          (250,000)                    -
  Cash undesignated as restricted                                     250,000                  -                    -
  Preferred dividends                                                 (4,092)                  -                    -
  Proceeds from sale of preferred stock                             4,862,840                  -           19,000,000
  Proceeds from sale of common stock                                2,777,292          6,500,000            6,826,218
  Proceeds from sale of convertible debentures                      2,500,000                  -                    -
  Cash paid for offering costs                                      (266,721)          (526,020)          (2,144,468)
  Proceeds from short-term borrowings                                       -                  -              500,000
  Repayment of short-term borrowings                                        -                  -            (714,543)
  Repayment of note payable                                       (1,400,000)                  -
                                                                                                                    -
  Repurchase of common stock                                                -                  -            (130,295)
  Distribution to Rubicon Oil and Gas, Inc.                                                               (1,000,000)
  Other                                                                 1,332                  -                   -
                                                                    ----------         ----------          ----------
                Net cash provided by financing activities           8,470,651          5,723,980           22,336,912
                                                                    ----------         ----------          -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  992,047       (10,207,523)           11,415,544

CASH AND CASH EQUIVALENTS:
    BEGINNING OF PERIOD                                             2,089,062         12,296,585              881,041
                                                                  -----------        -----------          -----------
    END OF PERIOD                                                 $ 3,081,109        $ 2,089,062         $ 12,296,585
                                                                  ===========        ===========         ============



       The accompanying notes found in Gasco's filing on form 10-K are an integral part of the consolidated financial statements.


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About Gasco Energy
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and controls acreage in the Greater Green River Basin of Wyoming. To learn more, visit www.gascoenergy.com.

Forward-looking statements
Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in
Part I, Item 1 of the Company's latest Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044


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